Exhibit 99.1

NEWS	Contact: Jeremy Thigpen (713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2014 EARNINGS

HOUSTON, TX, February 3, 2015 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its fourth quarter ended December 31, 2014, it earned net income from continuing operations of $595 million, or $1.39 per fully diluted share, compared to net income from continuing operations of $699 million, or $1.62 per fully diluted share in the third quarter of 2014 and $627 million, or $1.46 per fully diluted share in the fourth quarter of 2013. Excluding $163 million in pre-tax other items, which includes asset impairment costs and a loss associated with a divestiture, net income was $721 million, or $1.69 per fully diluted share, up four percent from the third quarter of 2014, and up 13 percent from the fourth quarter of 2013, excluding other items from all periods.

Revenues reported for the full year 2014 were $21.44 billion, and net income from continuing operations was $2.45 billion, or $5.70 per fully diluted share. Excluding other items, net income from continuing operations was $2.61 billion for the full year 2014, or $6.07 per fully diluted share. Operating profit for the full year 2014 was $3.56 billion. Operating profit for the full year, excluding other items, was $3.77 billion, or 17.6 percent of sales. EBITDA for the full year, excluding other items, was $4.59 billion, or 21.4 percent of sales, up 14 percent from the prior year.

Revenues for the fourth quarter of 2014 were $5.71 billion, an increase of two percent from the third quarter of 2014 and an increase of eight percent from the fourth quarter of 2013. Operating profit for the quarter, excluding other items, was $1.02 billion, or 17.8 percent of sales. EBITDA for the quarter, excluding other items, was $1.22 billion, or 21.3 percent of sales, up one percent from the prior quarter.

As of December 31, 2014, the Company has repurchased and retired 11.6 million shares of its common stock at an average price of $66.97 for a total purchase price of $779 million, under the $3 billion share repurchase program approved by the Board of Directors in September 2014.

Ending backlog for the fourth quarter of 2014 was $12.54 billion for the Company’s Rig Systems segment and $1.78 billion for the Company’s Completion & Production Solutions segment.

Clay C. Williams, Chairman, President and CEO of National Oilwell Varco, stated, “NOV accomplished a great deal in 2014, and I want to thank all of our employees for our record results. We completed the spin-off of our distribution business to our shareholders, we substantially increased our regular dividend and we launched a $3 billion share repurchase program. We also effected a reorganization of our operations to better serve our customers, while expanding our global reach and furthering our technology and product portfolio through the year.

Looking into 2015 we face a very challenging market. Our customers are sharply reducing their oilfield activity and expenditures. Nevertheless, NOV’s strong backlog of capital equipment orders, our leading service and technology franchises, strong financial resources and positive cash flow position us well to navigate this cyclical decline. In the meantime we will continue to pursue strategic opportunities arising from the current market, to position the Company to emerge better and stronger from this cyclical decline.”

Rig Systems

Fourth quarter revenues for the Rig Systems segment were $2.56 billion, a decrease of four percent from the third quarter of 2014 and an increase of seven percent from the fourth quarter of 2013. Operating profit for this segment was $511 million, or 20.0 percent of sales. EBITDA for this segment was $534 million, or 20.9 percent of sales. Revenue out of backlog for the segment was at $2.27 billion.

Backlog for capital equipment orders for the Company’s Rig Systems segment at December 31, 2014 was $12.54 billion, down 13 percent from the third quarter of 2014, and down 17 percent from the end of the fourth quarter of 2013. New orders during the quarter were $470 million.

Rig Aftermarket

Fourth quarter revenues for the Rig Aftermarket segment were $850 million, an increase of nearly two percent from the third quarter of 2014 and an increase of 12 percent from the fourth quarter of 2013. Operating profit for this segment was $245 million, or 28.8 percent of sales. EBITDA for this segment was $252 million, or 29.6 percent of sales.

Wellbore Technologies

Revenues for the fourth quarter of the Wellbore Technologies segment were $1.53 billion, an increase of four percent from the third quarter of 2014 and an increase of 12 percent from the fourth quarter of 2013. Operating profit for this segment was $276 million, or 18.1 percent of sales. EBITDA for this segment was $387 million, or 25.3 percent of sales.

Completion & Production Solutions

The Completion & Production Solutions segment generated revenues of $1.33 billion, an increase of 11 percent from the third quarter of 2014 and an increase of 15 percent from the fourth quarter of 2013. Operating profit for this segment was $215 million, or 16.2 percent of sales. EBITDA for this segment was $273 million, or 20.6 percent of sales.

Backlog for capital equipment orders for the Company’s Completion & Production Solutions segment at December 31, 2014 was $1.78 billion, down 15 percent from the third quarter of 2014, and up nine percent from the end of the fourth quarter of 2013. New orders during the quarter were $469 million.

The Company has scheduled a conference call for February 3, 2015, at 8:00 a.m. Central Time to discuss fourth quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,536	$3,436
Receivables, net	4,416	4,896
Inventories, net	5,281	5,603
Costs in excess of billings	1,878	1,539
Deferred income taxes	447	373
Prepaid and other current assets	604	576

Total current assets	16,162	16,423
Property, plant and equipment, net	3,362	3,408
Deferred income taxes	503	372
Goodwill	8,539	9,049
Intangibles, net	4,444	5,055
Investment in unconsolidated affiliates	362	390
Other assets	190	115

	$33,562	$34,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,189	$1,275
Accrued liabilities	3,518	2,763
Billings in excess of costs	1,775	1,771
Current portion of long-term debt and short-term borrowings	152	1
Accrued income taxes	431	556
Deferred income taxes	309	312

Total current liabilities	7,374	6,678
Long-term debt	3,014	3,149
Deferred income taxes	1,972	2,292
Other liabilities	430	363

Total liabilities	12,790	12,482

Commitments and contingencies
Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 418,977,608 and 428,433,703 shares issued and outstanding at December 31, 2014 and December 31, 2013	4	4
Additional paid-in capital	8,341	8,907
Accumulated other comprehensive loss	(834)	(4)
Retained earnings	13,181	13,323

Total Company stockholders’ equity	20,692	22,230
Noncontrolling interests	80	100

Total stockholders’ equity	20,772	22,330

	$33,562	$34,812

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Revenue:
Rig Systems	$2,561	$2,397	$2,659	$9,848	$8,450
Rig Aftermarket	850	759	837	3,222	2,692
Wellbore Technologies	1,529	1,371	1,469	5,722	5,109
Completion & Production Solutions	1,325	1,155	1,191	4,645	4,309
Eliminations	(556)	(380)	(569)	(1,997)	(1,441)

Total revenue	5,709	5,302	5,587	21,440	19,119
Gross profit	1,546	1,407	1,524	5,816	5,076
Gross profit %	27.1%	26.5%	27.3%	27.1%	26.5%
Selling, general, and administrative	528	482	535	2,047	1,833
Other items	163	16	1	214	53

Operating profit	855	909	988	3,555	3,190
Interest and financial costs	(26)	(27)	(26)	(105)	(111)
Interest income	5	4	4	18	12
Equity income in unconsolidated affiliates	16	16	9	58	63
Other income (expense), net	(20)	(15)	9	(32)	(30)

Income before income taxes	830	887	984	3,494	3,124
Provision for income taxes	233	257	283	1,039	943

Income from continuing operations	597	630	701	2,455	2,181
Income from discontinued operations	—	31	—	52	147

Net income	597	661	701	2,507	2,328
Net income attributable to noncontrolling interests	2	3	2	5	1

Net income attributable to Company	$595	$658	$699	$2,502	$2,327

Per share data:
Basic:
Income from continuing operations	$1.39	$1.47	$1.63	$5.73	$5.11

Income from discontinued operations	$—	$0.07	$—	$0.12	$0.35

Net income attributable to Company	$1.39	$1.54	$1.63	$5.85	$5.46

Diluted:
Income from continuing operations	$1.39	$1.46	$1.62	$5.70	$5.09

Income from discontinued operations	$—	$0.07	$—	$0.12	$0.35

Net income attributable to Company	$1.39	$1.53	$1.62	$5.82	$5.44

Weighted average shares outstanding:
Basic	427	427	429	428	426

Diluted	428	429	431	430	428

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Revenue:
Rig Systems	$2,561	$2,397	$2,659	$9,848	$8,450
Rig Aftermarket	850	759	837	3,222	2,692
Wellbore Technologies	1,529	1,371	1,469	5,722	5,109
Completion & Production Solutions	1,325	1,155	1,191	4,645	4,309
Eliminations	(556)	(380)	(569)	(1,997)	(1,441)

Total revenue	$5,709	$5,302	$5,587	$21,440	$19,119

Operating profit:
Rig Systems	$511	$458	$533	$1,996	$1,615
Rig Aftermarket	245	196	229	882	729
Wellbore Technologies	276	245	278	1,047	854
Completion & Production Solutions	215	184	184	700	695
Unallocated expenses and eliminations	(229)	(158)	(235)	(856)	(650)

Total operating profit (before other items)	$1,018	$925	$989	$3,769	$3,243

Operating profit %:
Rig Systems	20.0%	19.1%	20.0%	20.3%	19.1%
Rig Aftermarket	28.8%	25.8%	27.4%	27.4%	27.1%
Wellbore Technologies	18.1%	17.9%	18.9%	18.3%	16.7%
Completion & Production Solutions	16.2%	15.9%	15.4%	15.1%	16.1%
Total operating profit % (before other items)	17.8%	17.4%	17.7%	17.6%	17.0%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Operating profit excluding other items (Note 1):
Rig Systems	$511	$458	$533	$1,996	$1,615
Rig Aftermarket	245	196	229	882	729
Wellbore Technologies	276	245	278	1,047	854
Completion & Production Solutions	215	184	184	700	695
Unallocated expenses and eliminations	(229)	(158)	(235)	(856)	(650)

Total operating profit excluding other items	$1,018	$925	$989	$3,769	$3,243

Depreciation & amortization:
Rig Systems	$23	$25	$21	$88	$82
Rig Aftermarket	7	8	7	27	26
Wellbore Technologies	111	108	112	439	420
Completion & Production Solutions	58	54	58	224	210
Unallocated expenses and eliminations	—	—	—	—	—

Total depreciation & amortization	$199	$195	$198	$778	$738

Operating profit as adjusted before depreciation & amortization (Note 1):
Rig Systems	$534	$483	$554	$2,084	$1,697
Rig Aftermarket	252	204	236	909	755
Wellbore Technologies	387	353	390	1,486	1,274
Completion & Production Solutions	273	238	242	924	905
Unallocated expenses and eliminations	(229)	(158)	(235)	(856)	(650)

Total operating profit as adjusted before depreciation & amortization	$1,217	$1,120	$1,187	$4,547	$3,981

Operating profit % as adjusted before depreciation & amortization (Note 1):
Rig Systems	20.9%	20.2%	20.8%	21.2%	20.1%
Rig Aftermarket	29.6%	26.9%	28.2%	28.2%	28.0%
Wellbore Technologies	25.3%	25.7%	26.5%	26.0%	24.9%
Completion & Production Solutions	20.6%	20.6%	20.3%	19.9%	21.0%
Total operating profit % as adjusted before depreciation & amortization	21.3%	21.1%	21.2%	21.2%	20.8%
Total operating profit as adjusted before depreciation & amortization:	$1,217	$1,120	$1,187	$4,547	$3,981
Other items	(163)	(16)	(1)	(214)	(53)
Interest income	5	4	4	18	12
Equity income in unconsolidated affiliates	16	16	9	58	63
Other income (expense), net	(20)	(15)	9	(32)	(30)
Net income attributable to noncontrolling interest	(2)	(3)	(2)	(5)	(1)

EBITDA (Note 1)	$1,053	$1,106	$1,206	$4,372	$3,972

Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$595	$658	$699	$2,502	$2,327
Income from discontinued operations	—	(31)	—	(52)	(147)
Provision for income taxes	233	257	283	1,039	943
Interest expense	26	27	26	105	111
Depreciation and amortization	199	195	198	778	738

EBITDA	1,053	1,106	1,206	4,372	3,972
Other items	163	16	1	214	53

EBITDA excluding other items (Note 1)	$1,216	$1,122	$1,207	$4,586	$4,025

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

(In millions)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Net income attributable to Company	$1.39	$1.53	$1.62	$5.82	$5.44
Income from discontinued operations	—	(0.07)	—	(0.12)	(0.35)

Income from continuing operations	1.39	1.46	1.62	5.70	5.09
Other items	0.30	0.03	—	0.37	0.08
Amortization of purchased intangible assets	0.15	0.15	0.14	0.57	0.57

Operating (non-GAAP)	$1.84	$1.64	$1.76	$6.64	$5.74

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) operating profit excluding other items before depreciation & amortization, (v) operating profit percentage excluding other items before depreciation & amortization (vi) EBITDA and (vii) Operating (non-GAAP) per fully diluted share. Each of these financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.

Jeremy Thigpen, (713) 346-7301

Jeremy.Thigpen@nov.com